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               [LETTERHEAD OF SCHWARTZ LEVITSKY FELDMAN]



                  CONSENT OF CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated October 4, 1996 and August 15, 1997 in the Registration Statement (Form SB-2) and related Prospectus of LiftKing Industries Inc. for the registration of 1,250,000 shares of its common stock and 1,500,000 redeemable common stock pruchase warrants.

Toronto, Ontario                           SCHWARTZ LEVITSKY FELDMAN
October 23, 1997                            CHARTERED ACCOUNTANTS




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